ITEM 77E   LEGAL PROCEEDINGS
Since October 2003 Federated
and related entities collectively
 Federated and various
Federated funds Funds have
been named as defendants in
several class action lawsuits
 now pending in the United
States District Court for
the District of Maryland
The lawsuits were purportedly
filed on
behalf of people who purchased
 owned andor redeemed shares
 of Federatedsponsored mutual
 funds during specified periods
 beginning November 1
1998 The suits are generally
 similar in alleging that
Federated engaged in illegal
and improper trading practices
 including market timing and
late
trading in concert with certain
institutional traders which
allegedly caused financial
injury to the mutual fund
shareholders These lawsuits
 began to
be filed shortly after
Federateds first public
announcement that it had
 received requests for
information on shareholder
trading activities in the
Funds from the SEC the
Office of the New York
State Attorney General
 NYAG and other authorities
 In that regard on November
28 2005
Federated announced that
it had reached final
settlements with the SEC
 and the NYAG with respect
 to those matters Specifically
the SEC and
NYAG settled proceedings
 against three Federated
 subsidiaries involving
undisclosed market timing
 arrangements and late
trading The SEC made
findings that Federated
Investment Management
 Company FIMC an SECregistered
investment adviser to
various Funds and Federated
Securities
Corp an SECregistered
 brokerdealer and distributor
 for the Funds violated
 provisions of the Investment
 Advisers Act and Investment
 Company Act
by approving but not disclosing
 three market timing arrangements
 or the associated conflict
of interest between FIMC and
the funds involved in
the arrangements either to
other fund shareholders or
 to the funds board and
that Federated Shareholder
 Services Company formerly
 an
SECregistered transfer
 agent failed to prevent
 a customer and a Federated
employee from late trading
in violation of provisions
of the Investment
Company Act The NYAG found
 that such conduct violated
provisions of New York
State law Federated entered
 into the settlements without
admitting or denying the
regulators findings As
Federated previously reported
 in 2004 it has already
paid approximately 80 million
 to certain funds
as determined by an independent
 consultant As part of these
settlements Federated agreed
to pay disgorgement and a
civil money penalty in the
aggregate amount of an
additional 72 million and among
 other things agreed that it
would not serve as investment
adviser to any registered
investment company unless i
 at least 75 of the funds
directors are independent
of Federated ii the chairman
 of each such fund is
independent of
Federated iii no action
may be taken by the funds
board or any committee
thereof unless approved by
a majority of the independent
trustees of
the fund or committee
respectively and iv the
 fund appoints a senior
 officer who reports to
the independent trustees
and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
 and for managing the process
 by which management fees
charged to
a fund are approved The
 settlements are described
in Federateds announcement
 which along with previous
 press releases and related
communications on those
matters is available in the
 About Us section of
Federateds website at
FederatedInvestorscom
Federated entities have
also been named as defendants
 in several additional
lawsuits that are now pending
 in the United States District
Court for
the Western District of
 Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The Board of the Funds retained
the law firm of Dickstein
Shapiro LLP to represent
the Funds in each of the
lawsuits described in the
preceding two paragraphs
 Federated and the Funds
and their respective
counsel have been defending
this litigation and none of
 the Funds
remains a defendant in any
of the lawsuits though some
 could potentially receive
any recoveries as nominal
defendants Additional lawsuits
 based
upon similar allegations may
be filed in the future The
 potential impact of these
lawsuits all of which seek
unquantified damages attorneys
fees
and expenses and future
potential similar suits is
uncertain Although we do
not believe that these lawsuits
 will have a material adverse
effect on
the Funds there can be no
 assurance that these suits
 ongoing adverse publicity
andor other developments
resulting from the regulatory
investigations will not result
 in increased Fund redemptions
reduced sales of Fund shares
 or other adverse consequences
for the Funds